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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SuperGen, Inc. for the registration of $100,000,000 of various securities and to the incorporation by reference therein of our reports dated March 15, 2005, with respect to the consolidated financial statements of SuperGen, Inc., SuperGen, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SuperGen, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

  Palo Alto, California
  March 31, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm